Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2020, relating to the consolidated financial statements of Bel Fuse Inc. and subsidiaries, and the effectiveness of Bel Fuse Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Bel Fuse Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York

June 18, 2020